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                           [BDO SEIDMAN LETTERHEAD]


                                                                     EXHIBIT 16


Securities and Exchange Commission
Washington, D.C. 20549




Re:     IndeNet, Inc. Current Report on Form 8-K


We have read Item 4 of IndeNet, Inc.'s Form 8-K Current Report dated January 9, 1998, and we are in agreement with the information contained therein insofar as it relates to BDO Seidman, LLP. However, it should be noted that BDO Seidman, LLP, has not been associated with IndeNet, Inc.'s interim financial statements or other SEC filings subsequent to June 30, 1997.


                                        Very truly yours



                                        /s/ BDO Seidman, LLP

                                        BDO Seidman, LLP